EXHIBIT 23

AMERICAN ELECTRIC POWER SYSTEM RETIREMENT SAVINGS PLAN
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-178044 of American Electric Power Company, Inc. on Form S-8 of our report dated June 26, 2012, appearing in or incorporated by reference in the Annual Report on Form 11-K of the American Electric Power System Retirement Savings Plan for the year ended December 31, 2011.

/s/ Deloitte & Touche LLP

Columbus, Ohio
June 26, 2012

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